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                                                                    EXHIBIT 23.2

[DELOITTE LOGO]                                            DELOITTE ACCOUNTANTS
                                                           Oostmaaslaan 71
                                                           3063 AN Rotterdam
                                                           P.O. Box 4506
                                                           3006 AM Rotterdam
                                                           The Netherlands

                                                           Tel: +31 (10) 8801400
                                                           Fax: +31 (10) 8801616
                                                           www.deloitte.nl


Date                           From                        Reference
June 2, 2004                   S.A. van Dam                OML2685370/op9982


INDEPENDENT AUDITORS' CONSENT

TO THE BOARD OF DIRECTORS OF ISPAT INLAND ULC

We consent to the incorporation by reference in this Registration Statement of Ispat Inland ULC on Form F-4 and S-4 of our report for Ispat International N.V. and subsidiaries dated March 4, 2004, and for Note 20 as of March 16, 2004, appearing in the Annual Report on Form 20-F/A of Ispat International N.V. for the year ended December 31, 2003 and to the reference to us under the heading "Independent Public Accountants" in the Prospectus, which is part of this Registration Statement.




/s/ S.A. van Dam

Rotterdam, the Netherlands
June 2, 2004